EXHIBITS 5.2, 8.2, 23.2
























                                             December 30, 1996


GMAC Commercial Mortgage Securities, Inc.
650 Dresher Road
P.O. Box 1015
Horsham, Pennsylvania  19044-8015

            Re:    GMAC Commercial Mortgage Securities, Inc.
                   Multifamily and Commercial Mortgage Pass-Through Certificates Registration Statement on Form S-3
                   -------------------------------------------------------------

Dear Sirs:

                  We are counsel to GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Multifamily and Commercial Mortgage Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a trustee, a master servicer, a special servicer and/or a certificate administrator to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

                  In connection with rendering this opinion letter, we have examined the form of the Pooling and Servicing Agreement contained as an Exhibit in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the

GMAC Commercial Mortgage Securities, Inc.
December 30, 1996                                                        Page 2.

conformity to the originals of all documents submitted to us as copies. We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and, except as expressed in opinion 2 below, the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of the "doing business" or securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, the Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

                  2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

                  3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences which are discussed.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration

GMAC Commercial Mortgage Securities, Inc.
December 30, 1996                                                        Page 3.

Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this Exhibit.


                                            Very truly yours,

                                            THACHER PROFFITT & WOOD

                                            By /s/ Thacher Proffitt & Wood
                                               ---------------------------